Exhibit 99-2

Bright Green Announces Closing of $10.0 Million Private Placement

GRANTS, N.M., Sept. 12, 2022 (GLOBE NEWSWIRE) -- Bright Green Corporation (NASDAQ: BGXX) (“Bright Green” or “the Company”), one of the very few companies selected by the U.S. government to grow, manufacture, and sell, legally under federal and state laws, cannabis and cannabis-related products for research, pharmaceutical applications and affiliated export, today announced the closing of its previously announced private placement of common stock and warrants.

The Company sold 9,523,810 shares of common stock and warrants to purchase up to 9,523,810 shares of common stock, at a purchase price of $1.05 per share and accompanying warrant. The warrants are immediately exercisable from the date of issuance at an initial exercise price of $1.05 per share, subject to adjustments as set forth therein, and will expire five years from the date of issuance. The gross proceeds to the Company from the private placement were approximately $10.0 million before deducting the placement agent’s fees and other estimated offering expenses.

EF Hutton, division of Benchmark Investments, LLC, acted as exclusive placement agent for the offering. Bridgeway Capital Partners served as financial advisor to Bright Green on the transaction.

The securities were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and have not been registered under the Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the Securities and Exchange Commission covering the resale of the shares of common stock and the shares issuable upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Bright Green

Bright Green is one of the very few companies selected by the US government to grow, manufacture, and sell, legally under federal and state laws, cannabis and cannabis-related products for research, pharmaceutical applications and affiliated export. Our conditional approval based on already agreed terms from the U.S. Drug Enforcement Administration gives us the opportunity to advance our vision of improving quality of life through the opportunities presented by cannabis-derived therapies. To learn more, visit www.brightgreen.us.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management as of such date. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2022 and declared effective May 13, 2022, and in the Company’s Quarterly Report on Form 10-Q/A filed with the SEC on August 19, 2022, as well as other documents that may be filed by the Company from time to time with the SEC. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release. Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC’s website at www.sec.gov.

Bright Green Media Contact

BrightGreen@edelman.com

Bright Green Investor Relations Contact

BrightGreenIR@edelman.com